ServiceSource Reports Third Quarter 2018 Financial Results
Total Revenue of $57.2 million
GAAP Net Loss of $6.6 million; Non-GAAP Net Income of $0.7 million
Adjusted EBITDA of $3.1 million

DENVER, November 7, 2018 - ServiceSource (NASDAQ: SREV), a global leader in outsourced inside sales, customer success and recurring revenue growth and retention solutions, today announced financial results for the three months ended September 30, 2018, following its release of preliminary results on October 18, 2018.
“Our third quarter financial results and updated outlook for the year are disappointing, particularly given the recent underlying progress and momentum in the business,” said Christopher M. Carrington, CEO of ServiceSource. “In Q3 we experienced instances of volatility and different purchasing behavior by end users at three clients in particular that impacted the accuracy of our previous forecast. We anticipate these factors will likely persist with these clients in the coming quarters and we are adjusting our expectations accordingly.”
Mr. Carrington added, “Longer-term we believe dynamics in the marketplace support durable opportunity for ServiceSource. As companies progress through their digital go-to-market transformations, our model is squarely aligned to help them rationalize legacy channel models, migrate from field sales to inside sales models, and deploy customer success at scale to improve customer retention and lifetime value in a subscription and consumption world. We remain focused on positioning the Company to capture this opportunity in a way that will create sustainable value for all stakeholders.”

Key Financial Results

•	GAAP revenue for Q3 2018 was $57.2 million, a decrease of 1.7%, compared with $58.1 million reported for Q3 2017.

•	GAAP net loss for Q3 2018 was $6.6 million or $0.07 per diluted share, unfavorable compared with GAAP net loss of $5.2 million or $0.06 per diluted share reported for Q3 2017.

•	Non-GAAP net income for Q3 2018 was $0.7 million or $0.01 per diluted share, compared with non-GAAP net income of $2.0 million or $0.02 per diluted share reported for Q3 2017.

•	Adjusted EBITDA for Q3 2018 was $3.1 million, compared with $5.7 million reported for Q3 2017.
A reconciliation of GAAP to non-GAAP financial measures is provided following the Consolidated Financial Statement tables contained within this press release.
Key Business Highlights

•	Recruitment of inside sales and customer success visionary Debbie Dunnam to the executive leadership team.

•	Solid sales momentum with year-over-year growth in transaction value, inclusive of four new logo wins and 13 expansion transactions.

•	Signing of a multi-million dollar expansion into EMEA and APJ for a nine-year tenured client.

•	More than 50% of team members now located in lower cost markets, with 90% year-over-year growth in the Manila and Sofia offices.

Fourth Quarter 2018 Outlook
For Q4 2018, ServiceSource is providing the following guidance:

•	Revenue of $60.0 million to $63.0 million.

•	GAAP net loss per share of $0.01 to $0.03; non-GAAP net income per share of $0.02 to $0.04.

•	Adjusted EBITDA of $4.0 million to $6.0 million.
Fiscal 2018 Outlook
Considering the year-to-date results and Q4 2018 outlook, ServiceSource anticipates the following full-year financial results that are based on a number of assumptions that management believes are reasonable at the time of this earnings release:

•	Revenue of $237.0 million to $240.0 million.

•	GAAP gross margin of 30.0% to 31.0%; non-GAAP gross margin of 34.0% to 35.0%.

•	GAAP operating expenses of 38.5% to 39.0%; non-GAAP operating expenses of 32.0% to 32.5%.

•	GAAP net loss of $28.2 million to $30.2 million; non-GAAP net income of $2.5 million to $4.0 million.

•	GAAP net loss per share of $0.31 to $0.33; non-GAAP net income per share of $0.03 to $0.04.

•	Adjusted EBITDA of $12.0 million to $14.0 million.
Please see the third quarter 2018 Earnings Call Deck on the Events and Presentations section of the Investor Relations website (http://ir.servicesource.com/events-and-presentations) for a reconciliation between GAAP and non-GAAP measures in our guidance.
Quarterly Conference Call
ServiceSource will discuss its third quarter 2018 results and financial guidance today via teleconference at 1:30 p.m. Pacific Time. To access the call within the U.S., please dial (877) 293-5486, or outside the U.S. (914) 495-8592, at least five minutes prior to the start time. Conference ID number: 2783779. In addition, a live webcast of the call will also be available on the Investor Relations section of the ServiceSource website under Events and Presentations. A replay of the webcast will also be available on the Company's website at http://ir.servicesource.com.

Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding our expectations for financial and operational performance, whether our go-forward model will produce anticipated benefits, and whether our improved execution and emerging capabilities will translate into desired results. These forward-looking statements are based on our current assumptions and beliefs, and involve risks and uncertainties that could cause our results to differ materially from our forward-looking statements. Those risks and uncertainties include: a decline in client renewals, the loss of one or more of our key clients or the contraction in our revenue from one or more of our key clients, in each case resulting in churn, or our clients not expanding their relationships with us; the risk of problems implementing our technologies or that our technologies will not meet customer expectations; that the market for our solution is underdeveloped and may not grow; errors in estimates as to the renewal rate improvements and/or service revenue we can generate for our customers; changes in market conditions that impact our ability to sell our solutions and/or generate service revenue on our customers' behalf; the possibility that our estimates of service revenue, opportunity under management, and other metrics may prove inaccurate; our ability to keep customer data and other confidential information secure; our ability to adapt our solution to changes in the market or new competition; problems encountered by our clients in their business that may cause them to cancel or reduce their business with us; our ability to achieve our expected benefits from international expansion; economic or other adverse events or conditions affecting the technology industry; our ability to protect our intellectual property rights; the risk of claims that our offerings infringe the intellectual property rights of others; and other risks and uncertainties described more fully in our periodic reports filed with the Securities and Exchange Commission, which can be obtained online at the Commission's website at http://www.sec.gov. All forward-looking statements in this press release are based on information currently available to us, and except as may be legally required we assume no obligation to update these forward-looking statements.
About ServiceSource
ServiceSource International, Inc. (NASDAQ:SREV) helps the world’s leading brands grow closer to their customers. As a global leader in outsourced inside sales, customer success and recurring revenue growth and retention solutions, ServiceSource expands customer lifetime value by helping companies to more efficiently and effectively find, convert, grow and retain their B2B customer relationships. Trusted by global market leaders in the cloud/XaaS, software, technology hardware, medical device & diagnostic equipment and industrial IoT sectors, ServiceSource sells, manages or renews $9 billion of revenue annually on behalf of its clients. Leveraging a robust technology suite, predictive data models and more than 3,000 revenue delivery professionals speaking 45 languages, only ServiceSource brings to market nearly 20 years of expertise and the ability to drive recurring revenue growth to more than 170 countries. To learn more, visit http://www.servicesource.com.
Connect with ServiceSource:
http://www.facebook.com/ServiceSource
http://twitter.com/servicesource
http://www.linkedin.com/company/servicesource
http://www.youtube.com/user/ServiceSourceMKTG

ServiceSource International, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
Net revenue	$57,173	$58,132	$176,869	$173,103
Cost of revenue(1)	39,949	40,803	124,136	121,729
Gross profit	17,224	17,329	52,733	51,374
Operating expenses:
Sales and marketing(1)	8,622	7,829	27,112	24,790
Research and development(1)	1,395	1,048	4,691	4,534
General and administrative(1)	12,907	12,543	38,953	40,029
Restructuring and other(1)	—	545	209	6,259
Total operating expenses	22,924	21,965	70,965	75,612
Loss from operations	(5,700)	(4,636)	(18,232)	(24,238)
Interest expense and other, net	(1,058)	(2,839)	(6,680)	(7,555)
Gain on sale of cost basis equity investment	—	2,100	—	2,100
Impairment loss on investment securities	—	—	(1,958)	—
Loss before income taxes	(6,758)	(5,375)	(26,870)	(29,693)
Provision for income tax benefit (expense)	133	180	(294)	(227)
Net loss	$(6,625)	$(5,195)	$(27,164)	$(29,920)
Net loss per share, basic and diluted	$(0.07)	$(0.06)	$(0.30)	$(0.34)
Weighted average common shares outstanding, basic and diluted	92,113	89,511	91,271	88,907

(1) Reported amounts includes stock-based compensation expense as follows:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
Cost of revenue	$194	$385	$752	$969
Sales and marketing	717	982	2,436	2,834
Research and development	24	42	146	107
General and administrative	1,560	2,074	5,699	6,486
Restructuring and other	—	352	—	352
Total stock-based compensation	$2,495	$3,835	$9,033	$10,748

ServiceSource International, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$63,527	$51,389
Short-term investments	—	137,181
Accounts receivable, net	48,812	56,516
Prepaid expenses and other	5,365	6,112
Total current assets	117,704	251,198

Property and equipment, net	36,216	34,119
Contract acquisition costs	2,938	—
Deferred income taxes, net of current portion	68	70
Goodwill and intangible assets, net	6,334	6,419
Other assets	4,484	3,566
Total assets	$167,744	$295,372

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,358	$4,574
Accrued taxes	145	651
Accrued compensation and benefits	17,059	19,257
Convertible notes, net	—	144,167
Deferred revenue	—	1,282
Accrued expenses	4,292	6,625
Other current liabilities	6,230	2,104
Total current liabilities	30,084	178,660

Revolving line of credit	32,000	—
Other long-term liabilities	6,519	4,603
Total liabilities	68,603	183,263

Stockholders’ equity:
Common stock	9	8
Treasury stock	(441)	(441)
Additional paid-in capital	368,628	359,347
Accumulated deficit	(269,662)	(246,207)
Accumulated other comprehensive income (loss)	607	(598)
Total stockholders’ equity	99,141	112,109
Total liabilities and stockholders’ equity	$167,744	$295,372

ServiceSource International, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	For the Nine Months Ended September 30,
	2018	2017
Cash flows from operating activities:
Net loss	$(27,164)	$(29,920)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	13,398	17,167
Amortization of debt discount and issuance costs	5,843	6,951
Amortization of contract acquisition costs	1,361	—
Amortization of premium on short-term investments	(1,204)	(172)
Deferred income taxes	—	177
Stock-based compensation	9,033	10,396
Restructuring and other	470	2,522
Gain on cost basis equity investment	—	(2,100)
Impairment loss on investment securities	1,958	—
Other	74	—
Changes in operating assets and liabilities:
Accounts receivable, net	7,322	12,307
Deferred revenue	174	(2,440)
Prepaid expenses and other	180	387
Contract acquisition costs	(955)	—
Accounts payable	(2,204)	(813)
Accrued taxes	(494)	(1,019)
Accrued compensation and benefits	(2,037)	(4,713)
Accrued expenses	(4,652)	(839)
Other liabilities	4,182	(1,375)
Net cash provided by operating activities	5,285	6,516
Cash flows from investing activities:
Acquisition of property and equipment	(12,484)	(13,843)
Proceeds from sale of cost basis equity investment	—	2,100
Purchases of short-term investments	(480)	(56,589)
Sales of short-term investments	133,920	51,119
Maturities of short-term investments	4,240	3,506
Net cash provided by (used in) investing activities	125,196	(13,707)
Cash flows from financing activities:
Repayment on capital lease obligations	(278)	(52)
Repayment of convertible notes	(150,000)	—
Debt issuance costs	(192)	—
Proceeds from revolving line of credit	32,000	—
Proceeds from issuance of common stock	759	1,062
Payments related to minimum tax withholdings on restricted stock unit releases	(766)	(735)
Net cash (used in) provided by financing activities	(118,477)	275
Net increase/(decrease) in cash, cash equivalents and restricted cash	12,004	(6,916)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	134	(1,191)
Cash, cash equivalents and restricted cash, beginning of period	52,633	48,936
Cash, cash equivalents and restricted cash, end of period	$64,771	$40,829

Use of Non-GAAP Financial Measures
To supplement its Condensed Consolidated Financial Statements presented in accordance with generally accepted accounting principles, or GAAP, ServiceSource provides investors with non-GAAP gross profit, net income (loss), net income (loss) per diluted share and Adjusted EBITDA. A reconciliation of these non-GAAP financial measures to the closest GAAP financial measure is presented in the financial tables below under the heading, "GAAP to Non-GAAP Reconciliation."
ServiceSource believes non-GAAP financial information provided in this release can assist investors in understanding and assessing its on-going core operations and prospects for the future and provides an additional tool for investors to use in comparing ServiceSource's financial results with other companies in the industry, many of which present similar non-GAAP financial measures to investors.
Non-GAAP gross profit consists of gross profit plus adjustments to stock-based compensation, amortization of internally-developed software and amortization of purchased intangible assets.
Non-GAAP net income (loss) consists of net income (loss) plus stock-based compensation, amortization of internally-developed software, amortization of purchased intangible assets, restructuring and other related costs, impairment loss on investment securities, gain on cost basis equity investment, litigation reserve and amortization of contract acquisition costs related to the initial adoption of ASC 606, non-cash interest expense and applying an income tax rate of 26.5% and 40.0% as of September 30, 2018 and September 30, 2017, respectively, on non-GAAP adjustments as well as the impact of normalizing the effective income tax rate. Stock-based compensation expense is expected to vary depending on the number of new grants issued, changes in the Company's stock price, stock market volatility, expected option lives and risk-free interest rates, all of which are difficult to estimate.
EBITDA consists of net income (loss) plus depreciation and amortization, interest expense and other income/(expense), and income tax benefit (expense). Adjusted EBITDA consists of EBITDA plus non-cash stock-based compensation expense, amortization of contract acquisition costs related to the initial adoption of ASC 606, restructuring and other related costs, gain on cost basis equity investment, litigation reserve and impairment loss on investment securities. ServiceSource uses Adjusted EBITDA as a measure of operating performance because it assists the Company in comparing performance on a consistent basis, as it removes the impact of the Company's capital structure and other non-cash or non-recurring items from operating results.
These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP.

ServiceSource International, Inc.
GAAP To Non-GAAP Reconciliation
(in thousands, except per share amounts)
(unaudited)

		For the Three Months Ended September 30,		For the Nine Months Ended September 30,
		2018	2017	2018	2017
Net revenue
GAAP net revenue		$57,173	$58,132	$176,869	$173,103
Non-GAAP net revenue		$57,173	$58,132	$176,869	$173,103

Gross profit
GAAP gross profit		$17,224	$17,329	$52,733	$51,374
Non-GAAP adjustments:
Stock-based compensation	(A)	194	385	752	969
Amortization of internally-developed software	(B)	1,415	3,514	6,924	8,998
Amortization of purchased intangible assets	(C)	—	247	55	741
Non-GAAP gross profit		$18,833	$21,475	$60,464	$62,082

Gross profit %
GAAP gross profit		30.1%	29.8%	29.8%	29.7%
Non-GAAP adjustments:
Stock-based compensation	(A)	0.3%	0.7%	0.4%	0.6%
Amortization of internally-developed software	(B)	2.5%	6.0%	3.9%	5.2%
Amortization of purchased intangible assets	(C)	—%	0.4%	—%	0.4%
Non-GAAP gross profit		32.9%	36.9%	34.2%	35.9%
Certain totals do not add due to rounding
Operating expenses:
GAAP operating expenses		$22,924	$21,965	$70,965	$75,612
Non-GAAP adjustments:
Stock-based compensation	(A)	(2,301)	(3,098)	(8,281)	(9,427)
Amortization of internally-developed software	(B)	(265)	(476)	(632)	(1,151)
Amortization of purchased intangible assets	(C)	—	(131)	(30)	(394)
Restructuring and other	(D)	—	(545)	(209)	(6,259)
Amortization of contract acquisition costs - ASC 606 initial adoption	(E)	(367)	—	(1,213)	—
Litigation reserve	(K)	(2,250)	—	(2,250)	—
Non-GAAP operating expenses		$17,741	$17,715	$58,350	$58,381

Net income (loss)
GAAP net loss		$(6,625)	$(5,195)	$(27,164)	$(29,920)
Non-GAAP adjustments:
Stock-based compensation	(A)	2,495	3,483	9,033	10,396
Amortization of internally-developed software	(B)	1,680	3,990	7,556	10,149
Amortization of purchased intangible assets	(C)	—	378	85	1,134
Restructuring and other	(D)	—	545	209	6,259
Amortization of contract acquisition costs -ASC 606 initial adoption	(E)	367	—	1,213	—
Impairment loss on investment securities	(F)	—	—	1,958	—
Gain on cost basis equity investment	(G)	—	(2,100)	—	(2,100)
Litigation reserve	(K)	2,250	—	2,250	—
Non-cash interest expense	(H)	922	2,394	5,854	6,951
Income tax effect on non-GAAP adjustments and impact of normalizing the effective income tax rate	(I)	(385)	(1,506)	(46)	(1,012)
Non-GAAP net income		$704	$1,989	$948	$1,857

Diluted net income (loss) per share
GAAP net loss per share		$(0.07)	$(0.06)	$(0.30)	$(0.34)
Non-GAAP adjustments:
Stock-based compensation	(A)	0.03	0.04	0.10	0.12
Amortization of internally-developed software	(B)	0.02	0.04	0.08	0.11
Amortization of purchased intangible assets	(C)	0.00	0.00	0.00	0.01
Restructuring and other	(D)	0.00	0.01	0.00	0.07
Amortization of contract acquisition costs -ASC 606 initial adoption	(E)	0.00	0.00	0.01	0.00
Impairment loss on investment securities	(F)	0.00	0.00	0.02	0.00
Gain on cost basis equity investment	(G)	0.00	(0.02)	0.00	(0.02)
Litigation reserve	(K)	0.02	0.00	0.02	0.00
Non-cash interest expense	(H)	0.01	0.03	0.06	0.08
Income tax effect on non-GAAP adjustments and impact of normalizing the effective income tax rate	(I)	0.00	(0.02)	0.00	(0.01)
Non-GAAP diluted net income per share		$0.01	$0.02	$0.01	$0.02
Certain totals do not add due to rounding
Shares used in calculating diluted net income per share on a non-GAAP basis	(J)	92,113	89,511	91,271	88,907

Footnotes to GAAP to Non-GAAP Reconciliation
(A) Stock-based compensation. Included in our GAAP presentation of cost of revenue and operating expenses, stock-based compensation consists of expenses for stock options, awards and purchase rights under our stock purchase plan. We exclude stock-based compensation expense from our non-GAAP measures because some investors may view it as not reflective of our core operating performance as it is a non-cash expense.
(B) Amortization of internally-developed software. Included in our GAAP presentation of cost of revenue and operating expenses, amortization of internally-developed software reflects non-cash expense for certain software purchases and software developed or obtained for internal use. We exclude these expenses from our non-GAAP measures because we believe they are not indicative of our core operating performance.
(C) Amortization of purchased intangibles. Included in our GAAP presentation of gross margin and operating expenses is amortization of purchased intangible assets. We believe amortization of acquisition-related intangible assets, such as amortization of costs associated with an acquired company’s research and development efforts, trade names and customer relationships, are items arising from pre-acquisition activities and determined at the time of an acquisition. Although these intangible assets are continually evaluated for impairment, amortization of purchased intangibles is a static expense and not typically affected by operations during any particular period.
(D) Restructuring and other. Included in our GAAP presentation, we incurred expenses related to our restructuring effort to better align our cost structure with current revenue levels. Restructuring and other expenses consist primarily of stock-based compensation related to the accelerated vesting of certain equity awards, employees' severance payments, related employee benefits, related legal fees, asset impairment charges and charges related to leases and other contract termination costs. These are one-time in nature costs that are not indicative of our core operating performance.
(E) Amortization of contract acquisition costs - ASC 606 initial adoption. Upon adoption of Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 606”) using the modified retrospective approach, we capitalized approximately $3.3 million of previously expensed sales commissions from 2015, 2016 and 2017. Amortization of these amounts are included in our GAAP presentation as sales and marketing expense. We believe this non-cash amortization expense is not related to or indicative of our ongoing operating performance.
(F) Impairment loss on investment securities. We liquidated our investment securities during the first half of 2018 to have sufficient cash on hand to repay our $150.0 million convertible notes due August 1, 2018. Based on our decision to sell these investment securities, we determined an other-than-temporary impairment occurred as of March 31, 2018 and recorded an impairment loss, which represented the difference between the investment securities' amortized cost basis and fair value. This charge is not related to or indicative of ongoing operating performance.
(G) Gain on cost basis equity investment. In 2013, we made an equity investment in a private company for $4.5 million, which represented less than 5% of the outstanding equity of the company. Based on unfavorable growth trends and declining financial performance of this private company, we determined that the investment was fully impaired and recorded a $2.3 million and $2.2 million impairment charge in the third and fourth quarters of 2016, respectively. During the quarter ended September 30, 2017, we sold the investment for $2.1 million in cash and recorded the proceeds as a gain. This gain is not related to or indicative of our ongoing core operating performance.
(H) Non-cash interest expense. Under GAAP, we recognize interest expense at the effective interest rate which includes interest costs related to the amortization of debt issuance costs and debt premiums or discounts.  The difference between the effective interest rate and the contractual interest rate is excluded from our assessment of our operating performance because we believe that this non-cash expense is not indicative of ongoing operating performance. We believe that the exclusion of the non-cash interest expense provides investors a view of our core operating performance.
(I) Income tax effect on non-GAAP adjustments as well as the impact of normalizing the effective income tax rate. This adjusts (i) the provision for income taxes to reflect the effect of the non-GAAP items A, B, C, D, E, F, G H and K noted above on our non-GAAP net income; and (ii) the income tax rate to a normalized effective tax rate of 26.5% for the three and nine months ended September 30, 2018 and 40.0% for the three and nine months ended September 30, 2017, respectively.
(J) Shares used in calculating diluted net income per share on a non-GAAP basis. Due to GAAP net losses in both periods, the share count for basic and diluted earnings per share is the same.
(K) Legal reserves. The Company records a contingent liability when it is probable that a loss has been incurred and the amount is reasonably estimable in accordance with accounting for contingencies. As of September 30, 2018, the Company has accrued a $3.75 million reserve relating to our potential liability for currently pending disputes. These reserves are one-time in nature charges that are not indicative of our core operating performance.

ServiceSource International, Inc.
Reconciliation of Net Loss to Adjusted EBITDA
(in thousands)
(unaudited)
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
Net loss	$(6,625)	$(5,195)	$(27,164)	$(29,920)
Provision for income tax (benefit) expense	(133)	(180)	294	227
Interest expense and other, net	1,058	2,839	6,680	7,555
Depreciation and amortization	3,654	6,342	13,398	17,117
EBITDA	(2,046)	3,806	(6,792)	(5,021)
Stock-based compensation	2,495	3,483	9,033	10,396
Amortization of contract acquisition asset costs - ASC 606 initial adoption	367	—	1,213	—
Gain on cost basis equity investment	—	(2,100)	—	(2,100)
Impairment loss on investment securities	—	—	1,958	—
Restructuring and other	—	545	209	6,259
Litigation reserve	2,250	—	2,250	—
Adjusted EBITDA	$3,066	$5,734	$7,871	$9,534

Our total depreciation and amortization expense was comprised of the following (in thousands):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
Purchased intangible asset amortization	$—	$378	$85	$1,134
Internally developed software amortization	1,680	3,990	7,556	10,149
Property and equipment depreciation	1,974	1,974	5,757	5,834
Depreciation and amortization	3,654	6,342	13,398	17,117
Adjustments and other	—	24	—	50
Total depreciation and amortization	$3,654	$6,366	$13,398	$17,167

Investor Relations Contact for ServiceSource:
Chad Lyne
ServiceSource International, Inc.
clyne@servicesource.com